Exhibit 5.1

RICHARDSON & PATEL LLP

10900 Wilshire Boulevard

Suite 500

Los Angeles, CA 90024

Telephone (310) 208-1182

Facsimile (310) 208-1154

June 27, 2011

Ampio Pharmaceuticals, Inc.

5445 DTC Parkway, P4

Greenwood Village, Colorado 80111

Re:	Ampio Pharmaceuticals, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Ampio Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and are delivering this opinion in connection with the filing today of a registration statement on Form S-8 of the Company (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the registration by the Company of 4,500,000 shares (the “Plan Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), comprising shares issuable pursuant to the Ampio Pharmaceuticals, Inc. 2010 Stock and Incentive Plan.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Plan; (ii) the Registration Statement in the form filed with the Commission on the date hereof; (iii) the Certificate of Incorporation of the Company, as amended to date and currently in effect; (iv) the By-Laws of the Company, as currently in effect; (v) certain resolutions of the board of directors of the Company relating to the Plan, the filing of the Registration Statement and certain related matters; (vi) a specimen certificate representing the Common Stock; and (vii) the forms of award or enrollment agreements under the Plan. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Members of our firm are admitted to the bar in the State of California, and we do not express any opinion with respect to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, we are of the opinion that the Plan Shares have been duly authorized by the Company and, when the Plan Shares have been issued and paid for in accordance with the terms of the Plan and any applicable award agreement, the Plan Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ RICHARDSON & PATEL, LLP